Exhibit 99.1

Wrap Technologies Announces Expiration of Warrants; 99% of Warrants Exercised
Providing $12.5 Million in Proceeds

TEMPE, Arizona – June 21, 2021 – Wrap Technologies, Inc. (the “Company” or “Wrap”) (Nasdaq: WRAP) today announced that the exercise period of warrants issued in connection with the Company’s 2019 offering of units consisting of common stock and warrants (the “2019 Unit Financing”) expired on Friday, June 18, 2021 and unexercised warrants are no longer exercisable.

As part of its 2019 Unit Financing, the Company issued 1,923,076 warrants to participating investors, each exercisable at $6.50 per share, and 153,846 warrants to the placement agents for the 2019 Unit Financing, each exercisable at $8.125 per share. A total of 2,076,922 warrants, representing 99.9% of the warrants issued in connection with the 2019 Unit Financing, were exercised during the two-year term for proceeds to the Company of approximately $12.5 million. Approximately $12.05 million of these proceeds were received this fiscal quarter to date ending on June 30, 2021.

"We are pleased by the continued support of our investors and stockholders represented by this additional capital,” said James Barnes, CFO, Secretary and Treasurer. “With the issuance of stock related to these warrants and cancellation of the balance of the warrants these securities will have no further dilutive effect on WRAP’s public float. The proceeds from the warrant exercises are being used to grow the sales team, market Wrap’s products, scale engineering, finance product development and provide working capital to meet worldwide demand for BolaWrap products and accessories. ”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About WRAP
WRAP Technologies (Nasdaq: WRAP) is a global leader in innovating public safety technologies and services that deliver advanced solutions focused on avoiding escalation. The BolaWrap® Remote Restraint device, WRAP's first product, is a patented, hand-held device that discharges a Kevlar® tether to temporarily restrain from a safe distance. Through many field uses and growing adoption by agencies worldwide, BolaWrap is proving to be an effective tool to safely detain persons without injury. WRAP Reality, the Company's virtual reality training system, is an immersive training simulator and comprehensive public safety training platform designed to empower first responders with the necessary knowledge to perform in the field. WRAP's headquarters are located in Tempe, Arizona. For more information, please visit wrap.com.

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Trademark Information
BolaWrap, Wrap and Wrap Reality are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company's overall business; total addressable market; and, expectations regarding future sales and expenses. Words such as "expect", "anticipate", "should", "believe", "target", "project", "goals", "estimate", "potential", "predict", "may", "will", "could", "intend", and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company's ability to successfully implement training programs for the use of its products; the Company's ability to manufacture and produce product for its customers; the Company's ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company's product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company's ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact:

Paul M. Manley
VP – Investor Relations
(612) 834-1804
pmanley@wrap.com

Media Contact:

media@wrap.com